Exhibit 10.1

Execution Version

McGRATH RENTCORP

_______________________________

SECOND AMENDED AND RESTATED
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

_______________________________

$300,000,000

Revolving Private Shelf Facility

June 8, 2023

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1 Background; Existing Notes; Authorization of Shelf Notes 1

1A Amendment and Restatement 1

1B Issuance of Series D Notes 1

1C Issuance of Series E Notes 1

1D Authorization of Issue of Shelf Notes 2

2 Sale And Purchase of Notes 2

2A [Intentionally Omitted] 2

2B Sale and Purchase of Shelf Notes 2

2B(1) Facility 2

2B(2) Issuance Period 3

2B(3) Request For Purchase 3

2B(4) Rate Quotes 3

2B(5) Acceptance 4

2B(6) Market Disruption 4

2B(7) Facility Closings 4

2B(8) Fees 5

2B(8)(i) Structuring Fee 5

2B(8)(ii) Delayed Delivery Fee 5

2B(8)(iii) Cancellation Fee 6

2B(8)(iv) Invalidation of Delayed Delivery Fee and Cancellation Fee 6

3 [Intentionally Omitted] 6

4 Conditions Precedent 6

4A Conditions to Effectiveness of Amendment and Restatement 7

[4A(1) Bank Credit Agreement 7

4A(2) Consents 7

4A(3) Payment of Structuring Fee 7

4A(4) Payment of Special Counsel Fees 7

4B Conditions to Each Closing 7

4B(1) Representations and Warranties; No Defaults, Etc. 7

4B(2) Purchase Permitted By Applicable Law, Etc 7

4B(3) Payment of Fees 7

4B(4) Certain Documents 8

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Exhibit 10.1

4B(5) Private Placement Number 9

5 Representation and Warranties of the Company 9

5.1 Organization; Power and Authority 9

5.2 Authorization, Etc 9

5.3 Disclosure 9

5.4 Organization; Power and Authority 10

5.5 Financial Statements 10

5.6 Compliance with Laws; Other Instruments, Etc 11

5.7 Governmental Authorizations, Etc 11

5.8 Litigation; Observance of Agreements, Statutes and Orders 11

5.9 Taxes 12

5.10 Title to Property; Leases 12

5.11 Licenses, Permits, Etc 12

5.12 Compliance with ERISA 13

5.13 Private Offering by the Company 14

5.14 Use of Proceeds; Margin Regulations 14

5.15 Existing Indebtedness; Liens 14

5.16 Foreign Assets Control Regulations, Etc 15

5.17 Status under Certain Statutes 15

5.18 Environmental Matters 16

5.19 Absence of Financing Statements 16

5.20 Solvency 16

5.21 Hostile Tender Offers 16

6 Representations of the Purchasers 16

6.1 Purchase for Investment 16

6.2 Source of Funds 17

7 Information as to the Company 18

7.1 Financial and Business Information 18

7.2 Officer’s Certificate 20

7.3 Notices; Reports 21

7.4 Visitation 21

7.5 Limitation on Disclosure Obligations 22

7.6 Electronic Delivery 22

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Exhibit 10.1

8 Prepayment of the Notes 23

8.1 Required Prepayments 23

8.2 Optional Prepayments with Make-Whole Amount 23

8.3 Allocation of Partial Prepayments 24

8.4 Maturity; Surrender, Etc 24

8.5 Purchase of Notes 24

8.6 Make-Whole Amount 24

9 Affirmative Covenants 26

9.1 Compliance with Law 26

9.2 Insurance 26

9.3 Maintenance of Properties 26

9.4 Payment of Taxes and Claims 26

9.5 Maintenance of Existence, Etc 27

9.6 Books and Records 27

9.7 Information Required by Rule 144A 27

9.8 Subsequent Guarantors; Release of Guarantors 27

10 Negative Covenants 28

10.1 Financial Covenants 28

10.2 Merger and Consolidation; Transfer of Substantially All Assets 28

10.3 Transfer of Assets 29

10.4 Restricted Payments 29

10.5 Nature of Business 30

10.6 Liens 30

10.7 Priority Debt 31

10.8 Related Party Transactions 31

10.9 Economic Sanctions, Etc 31

11 Events Of Default 32

12 Remedies On Default, Etc 34

12.1 Acceleration 34

12.2 Other Remedies 35

12.3 Rescission 35

12.4 No Waivers or Election of Remedies, Expenses, Etc 35

13 Registration; Exchange; Substitution Of Notes 35

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Exhibit 10.1

13.1 Registration of Notes 35

13.2 Transfer and Exchange of Notes; No Transfers to Competitors 36

13.3 Replacement of Notes 36

14 Payments On Notes 37

14.1 Place of Payment 37

14.2 Home Office Payment 37

15 Expenses, Etc 37

15.1 Transaction Expenses 37

15.2 Survival 38

16 Survival Of Representations And Warranties; Entire Agreement 38

17 Amendment And Waiver 38

17.1 Requirements 38

17.2 Solicitation of Holders of Notes 39

17.3 Binding Effect 39

17.4 Notes Held by Company, Etc 40

18 Notices 40

19 Reproduction Of Documents 41

20 Multiparty Guaranty 41

20.1 Unconditional Guaranty 41

20.2 Subrogation 43

20.3 Amendments, Etc 44

20.4 Guaranty Absolute and Unconditional; Termination 44

20.5 Reinstatement 45

20.6 Payments 45

20.7 Bound by Other Provisions 46

20.8 Additional Guarantors 46

21 Confidential Information 46

22 Miscellaneous 47

22.1 Successors and Assigns 47

22.2 Payments Due on Non-Business Days 47

22.3 Accounting Terms 48

22.4 Severability 48

22.5 Construction 49

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Exhibit 10.1

22.6 Counterparts 49

22.7 Governing Law 49

22.8 Jurisdiction and Process 49

22.9 Waiver of Jury Trial 50

22.10 Transaction References 50

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Information Schedule

Schedule A	—	Defined Terms
Schedule 5.4	—	Subsidiaries; Affiliates; Directors and Officers; Restrictions on Subsidiaries
Schedule 5.15	—	Existing Indebtedness
Schedule 10.6	—	Existing Liens

Exhibit A	—	Form of Shelf Note
Exhibit B	—	Form of Request for Purchase
Exhibit C	—	Form of Confirmation of Acceptance
Exhibit D	—	Form of Shelf Note Opinion of Special Counsel for the Credit Parties
Exhibit E	—	Form of Joinder to Multiparty Guaranty

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McGrath RentCorp

5700 Las Positas Road

Livermore, California 94551

June 8, 2023

PGIM, Inc.

Each Prudential Affiliate (as hereinafter defined) which is

a signatory of this Agreement or becomes bound by certain

provisions of this Agreement as hereinafter provided

c/o Prudential Private Capital

101 California Street, Suite 4000

San Francisco, California 94111

Ladies and Gentlemen:

Each of the undersigned, McGrath RentCorp, a California corporation (the “Company”), and certain direct and indirect Subsidiaries of the Company from time to time party to this Agreement as Subsidiary Guarantors agrees with each of PGIM, the undersigned Prudential Affiliates which are holders of existing Notes and any Prudential Affiliate which may hereafter purchase any Shelf Notes as follows:

Background; Existing Notes; Authorization of Shelf Notes.
1A
Amendment and Restatement.

This Agreement amends, restates and replaces in its entirety that certain Note Purchase and Private Shelf Agreement, dated as of March 31, 2020 (as amended, supplemented or otherwise modified immediately prior the effectiveness hereof, the “Prior Agreement”), by and among the Company, PGIM and certain of the other Persons which are parties hereto as of the date hereof. Certain capitalized and other terms used in this Agreement are defined in Schedule A; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; and references to a “Section” are, unless otherwise specified, to a Section of this Agreement.

1B
Issuance of Series D Notes.

Pursuant to the Prior Agreement, the Company has issued and sold to the Series D Purchasers $40,000,000 aggregate principal amount of its 2.57% Series D Senior Notes due March 17, 2028 (as amended, restated, supplemented or otherwise modified from time to time, the “Series D Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13).

1C
Issuance of Series E Notes.

Pursuant to the Prior Agreement, the Company has issued and sold to the Series E Purchasers $60,000,000 aggregate principal amount of its 2.35% Series E Senior Notes due June 16, 2026 (as

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amended, restated, supplemented or otherwise modified from time to time, the “Series E Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13).

1D
Authorization of Issue of Shelf Notes.

The Company may authorize the issue and sale of its additional senior notes (as amended, restated, supplemented or otherwise modified from time to time, the “Shelf Notes” such term to include any such notes issued in substitution therefor pursuant to Section 13), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 15 years, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2B(5), and to be substantially in the form of Exhibit A. The terms “Note” and “Notes” as used herein shall include each Series D Note, each Series E Note and each Shelf Note. Notes that have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

Sale And Purchase of Notes.
2A
[Intentionally Omitted].
2B
Sale and Purchase of Shelf Notes.

2B(1) Facility TC \l "1". Subject to Section 2B(2), PGIM is willing to consider, in its sole discretion and within limits that may be authorized for purchase by PGIM and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of PGIM to consider such purchase of Shelf Notes is herein called the “Facility.” At any time, (i) $300,000,000, minus (ii) the aggregate principal amount of Notes then outstanding, minus (iii) the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PGIM TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PGIM NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PGIM OR ANY PRUDENTIAL AFFILIATE. FOR THE AVOIDANCE OF DOUBT, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT IT MAY BE TERMINATED BY THE COMPANY BY NOTICE IN WRITING TO PGIM GIVEN AT ANY TIME WHEN NO NOTES ARE OUTSTANDING AND NO OTHER AMOUNTS (INCLUDING, WITHOUT LIMITATION, ANY DELAYED DELIVERY FEE OR

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CANCELLATION FEE) ARE OWING TO PGIM OR ANY PRUDENTIAL AFFILIATE UNDER THIS AGREEMENT AND NO ACCEPTANCE WHICH HAS NOT BEEN CANCELLED IS IN EFFECT.

2B(2) Issuance Period TC \l "1". Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a New York Business Day, the New York Business Day next preceding such anniversary), and (ii) the thirtieth day after PGIM shall have given to the Company, or the Company shall have given to PGIM, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a New York Business Day, the New York Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period.”

2B(3) Request For Purchase TC \l "1". The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to PGIM by email or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities (which shall be no more than 15 years from the date of original issuance), and principal prepayment dates and amounts (which shall result in an average life of no more than 15 years from the date of original issuance) of the Shelf Notes covered thereby, (iii) specify the interest payment periods (which shall be quarterly or semi-annually), (iv) specify the use of proceeds of such Shelf Notes), (v) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 Business Days and not more than 42 days after the making of such Request for Purchase, (vi) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, the ABA number for such transferee bank, and the name, email address and telephone number of the bank officer for such transferee bank, (vii) specify the name, email address and telephone number of a Senior Financial Officer of the Company to verify the wire instructions of such transferee bank, (viii) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Non-Compliance Event, Potential Non-Compliance Event, Event of Default or Default, and (ix) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by PGIM.

2B(4) Rate Quotes TC \l "1". Not later than 5 Business Days after the Company shall have given PGIM a Request for Purchase pursuant to Section 2B(3), PGIM may, but shall be under no obligation to, provide to the Company by telephone interest rate quotes for the several principal amounts, maturities and principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which PGIM or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

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2B(5) Acceptance TC \l "1". Within 2 minutes after PGIM shall have provided any interest rate quotes pursuant to Section 2B(4) or such shorter period as PGIM may specify to the Company (such period herein called the “Acceptance Window”), the Company may, subject to Section 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying PGIM by telephone or email within the Acceptance Window (but not earlier than 9:30 a.m. or later than 1:30 p.m. (or such later time as PGIM may agree), New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Company notifies PGIM of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which PGIM does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to Sections 2B(2) and 2B(6) and the other terms and conditions hereof, the Company agrees to sell to one or more Prudential Affiliates, and PGIM agrees to cause the purchase by one or more Prudential Affiliates of, the Accepted Notes at 100% of the principal amount of such Accepted Notes. As soon as practicable following the Acceptance Day, the Company, PGIM and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to PGIM within 2 Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, PGIM may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2B(6) Market Disruption TC \l "1". Notwithstanding the provisions of Section 2B(5), if PGIM shall have provided interest rate quotes pursuant to Section 2B(4) and thereafter, prior to the time an Acceptance with respect to such quotes shall have been notified to PGIM in accordance with Section 2B(5), the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies PGIM of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and PGIM promptly shall notify the Company that the provisions of this Section 2B(6) are applicable with respect to such Acceptance.

2B(7) Facility Closings TC \l "1". Not later than 1:30 p.m. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Vedder Price P.C., 1 Post Street, Suite 2400, San Francisco, California 94104 (or such other address as PGIM may specify in writing), the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on such Closing Day, dated the applicable Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the account(s) specified in the Request for

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Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this Section 2B(7), or any of the conditions specified in Section 4B shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 2:00 p.m., New York City local time, on such scheduled Closing Day notify PGIM (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to PGIM (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4B on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee, if applicable, in accordance with Section 2B(8)(ii), or (ii) such closing is to be canceled and the Company will pay the Cancellation Fee as provided in Section 2B(8)(iii). In the event that the Company shall fail to give such notice referred to in the immediately preceding sentence, PGIM (on behalf of each Purchaser) may at its election, at any time after 2:00 p.m., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled and the Company is obligated to pay the Cancellation Fee as provided in Section 2B(8)(iii). Notwithstanding anything to the contrary contained in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless PGIM shall have otherwise consented in writing.

2B(8) Fees TC \l "1".

2B(8)(i) Structuring Fee TC \l "1". In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, the Company will pay to or as directed by PGIM, on the date that is three months after the date hereof (or, if such date is not a Business Day, the next succeeding Business Day), a fully earned and non-refundable fee in the aggregate amount of $50,000; provided, however, that if (x) a minimum aggregate principal amount of $50,000,000 but less than $75,000,000 of Notes is purchased and sold during the first three months after the date hereof, then such fee shall be in the aggregate amount of $20,000, or (y) a minimum aggregate principal amount of $75,000,000 of Notes is purchased and sold during the first three months after the date hereof, then no such fee shall be payable (herein called the “Structuring Fee”).

2B(8)(ii) Delayed Delivery Fee TC \l "1". If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note (other than as provided in Section 2B(8)(iv) below), the Company shall pay to or as directed by PGIM on the Cancellation Date or actual Closing Day of such purchase and sale, a fee (the “Delayed Delivery Fee”) calculated as follows:

(BEY - MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on an alternative Dollar investment of the highest quality selected by PGIM having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day from time to time fixed for the delayed delivery of

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such Accepted Note; “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made.

In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 2B(7).

2B(8)(iii) Cancellation Fee TC \l "1". If the Company at any time notifies PGIM in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if PGIM notifies the Company in writing under the circumstances set forth in the last sentence of Section 2B(5) or the penultimate sentence of Section 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay to or as directed by PGIM in immediately available funds on the Cancellation Date an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by PGIM) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by PGIM) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in Section 2B(8)(ii). The foregoing bid and ask prices shall be as reported by such publicly available source of such market data as is then customarily used by PGIM, and rounded to the second decimal place. If any closing of the purchase and sale of any Accepted Note is cancelled due to the conditions specified in Section 2B(8)(iv) below, then the terms of Section 2B(8)(iv) below shall apply.

In no case shall the Cancellation Fee be less than zero.

2B(8)(iv) Invalidation of Delayed Delivery Fee and Cancellation Fee TC \l "1". If all conditions to a closing of the purchase and sale of any Accepted Note set forth in Section 4B hereof have been satisfied on the original Closing Day for any Accepted Notes (other than (x) Section 4B(2) unless the Company shall have failed to comply with the request of any Purchaser pursuant to the last sentence of such Section and (y) Section 4B(4)(g) unless the Company shall have failed to comply with any reasonable request of the Purchasers or their special counsel to provide information necessary for the Purchaser’s special counsel to deliver the opinion required by such Section 4B(4)(g)) and a Purchaser fails to purchase such Accepted Notes, then the Company shall have no obligation to pay any Delayed Delivery Fee or Cancellation Fee that might have otherwise been applicable.

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[Intentionally Omitted].

Conditions Precedent.

The effectiveness of the amendment and restatement of the Prior Agreement effected hereby is subject to the satisfaction of the conditions set forth in Section 4A; and the obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the applicable Closing Day, of the conditions set forth in Section 4B:

4A
Conditions to Effectiveness of Amendment and Restatement.

4A(1) Consents TC \l "1". PGIM shall have received evidence satisfactory to it that all government, contractual and other third-party approvals and consents, if any, necessary to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents have been obtained.

4A(2) Payment of Structuring Fee TC \l "1". The Company shall have paid on or before the date hereof the Structuring Fee required pursuant to Section 2B(8)(i).

4A(3) Payment of Special Counsel Fees TC \l "1". Without limiting the provisions of Section 15.1, the Company shall have paid on or before the date hereof the fees, charges and disbursements of Vedder Price P.C., special counsel to PGIM and the holders of the Notes, in connection with the preparation and negotiation of this Agreement.

4B
Conditions to Each Closing.

4B(1) Representations and Warranties; No Defaults, Etc. TC \l "1". The representations and warranties of the Credit Parties in Section 5 hereof shall be true on and as of the applicable Closing Day (both before and after giving effect to the issuance and purchase of Notes on such Closing Day); if the Company provides updated disclosure schedules regarding the representations and warranties of Section 5, the same shall be acceptable to PGIM; and there shall exist on such Closing Day (both before and after giving effect to the issuance and purchase of Notes on such Closing Day) no Potential Non-Compliance Event, Non-Compliance Event, Event of Default or Default.

4B(2) Purchase Permitted By Applicable Law, Etc TC \l "1". The purchase of and payment for the Notes to be purchased by such Purchaser on the applicable Closing Day (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (excluding taxes on the revenue and net income of such Purchaser), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

4B(3) Payment of Fees TC \l "1". The Company shall have paid any fees due pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to Section

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2B(8)(i) and any Delayed Delivery Fee due pursuant to Section 2B(8)(ii) and, without limiting the provisions of Section 15.1, the fees, charges and disbursements of the Purchasers’ special counsel.

4B(4) Certain Documents TC \l "1". Each Purchaser that is purchasing Notes on such Closing Day shall have received the following, each dated the applicable Closing Day (except as provided in clause (h)):

(a)
the Note(s) to be purchased by such Purchaser;
(b)
certified copies of the resolutions of the Board of Directors of each of the Credit Parties authorizing the execution and delivery of the Transaction Documents to which such Person is a party and, in the case of the Company, authorizing the issuance of the Notes, and of all documents evidencing other necessary corporate or similar action and governmental approvals, if any, with respect to the Transaction Documents to which such Credit Party is a party and the Notes (in the case of the Company);
(c)
a certificate of the Secretary or an Assistant Secretary of each of the Credit Parties certifying the names and true signatures of the officers of such Credit Party authorized to sign the Transaction Documents to which such Person is a party and, in the case of the Company, the Notes, to be delivered hereunder;
(d)
the Company shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, certifying that the conditions specified in Section 4B(1) have been satisfied;
(e)
certified copies of the certificate of incorporation or articles of incorporation (or similar constitutive documents), as applicable, and by-laws, operating agreement or partnership agreement, as applicable, of each of the Credit Parties;
(f)
an opinion of Arnold & Porter Kaye Scholer LLP, special counsel for the Credit Parties, satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto, and as to such other matters as such Purchaser may reasonably request. Each Credit Party hereby directs such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will be and is hereby authorized to rely on such opinion;
(g)
a favorable opinion of special counsel for PGIM and the Purchasers as to such matters incident to the matters herein contemplated related to the applicable Series of Notes as such Purchaser reasonably requests;
(h)
a good standing or similar certificate for each Credit Party (or its general partner, in the case of a partnership) from the appropriate Governmental Authority of its jurisdiction of organization, dated as of a recent date, and such other evidence of the status of such Persons as such Purchaser may reasonably request; and
(i)
additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

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4B(5) Private Placement Number TC \l "1". A Private Placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of Notes to be issued on the applicable Closing Day.

Representation and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

5.1
Organization; Power and Authority.

Each Credit Party is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Credit Party has the requisite power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Transaction Documents to which it is a party and to perform the provisions of such Transaction Documents.

5.2
Authorization, Etc.

This Agreement, the Notes and the other Transaction Documents to which any Credit Party is a party have been duly authorized by all necessary action on the part of such Credit Party, and each of this Agreement and such other Transaction Documents (other than the Notes) constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Credit Party that is party to such Transaction Document enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3
Disclosure.

Neither this Agreement or any of the other Transaction Documents nor any other document, certificate or statement furnished to PGIM or any Purchaser by or on behalf of any Credit Party or any Subsidiary in connection herewith or in connection with the issuance of the Notes contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made. There is no fact known to any Credit Party or any Subsidiary that has or could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to any Purchaser by or on behalf of any Credit Party specifically for use in connection with the transactions contemplated hereby.

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5.4
Organization; Power and Authority.
(a)
Schedule 5.4 contains complete and correct lists as of the date hereof (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares or units of each class issued and outstanding, including the ownership thereof, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.
(b)
All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.
(c)
Each Subsidiary identified in Schedule 5.4, (other than the Credit Parties) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact business it transacts and proposes to transact.
(d)
No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
5.5
Financial Statements.

The Company has furnished the Purchasers and any purchaser of Accepted Notes with the following financial statements: (i) consolidated balance sheets of the Company and its Subsidiaries as at December 31st in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for each such year, all reported on by Grant Thornton LLP (or such other nationally recognized accounting firm as may have been selected by the Company subsequent to the date of this Agreement), and (ii) consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been

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released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes), have been prepared in accordance with GAAP consistently followed throughout the periods involved. The balance sheets fairly present the consolidated condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in writing to the Purchasers. There has been no material adverse change in the business, property or assets, financial condition, operations or prospects of the Company or its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

5.6
Compliance with Laws; Other Instruments, Etc.

The execution, delivery and performance by each Credit Party of the Transaction Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Credit Party or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter (or similar constitutive documents) or bylaws (or similar documents), or any other agreement or instrument to which any Credit Party or any of its Subsidiaries is bound or by which any Credit Party or any of its Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Credit Party or any of its Subsidiaries, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Credit Party or any of its Subsidiaries.

5.7
Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Credit Party of this Agreement, the Notes or the other Transaction Documents to which such Person is a party.

5.8
Litigation; Observance of Agreements, Statutes and Orders.
(a)
There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)
Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment,

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decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws, the USA PATRIOT Act, or any of the other laws and regulations referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.9
Taxes.

The Company and its Subsidiaries have filed all income tax and other Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material, or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.

5.10
Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet delivered pursuant to Section 7.1(b), or if no such balance sheet has been delivered, the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11
Licenses, Permits, Etc.
(a)
The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)
To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)
To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

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5.12
Compliance with ERISA.
(a)
The Company, each Subsidiary and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company, any Subsidiary or any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) that could reasonably be expected to result in a Material Adverse Effect, and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company, any Subsidiary or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, any Subsidiary or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)
No Plan has failed to satisfy the minimum funding standards of the Pension Funding Rules for any plan year or part thereof or has sought a waiver of such standards or extension of any amortization period is sought or granted under the Pension Funding Rules. For any Plan which is subject to the Pension Funding Rules, the funding target attainment percentage, within the meaning of Section 303 of ERISA or Section 430 of the Code, for such Plan is not less than 70%.
(c)
The Company, the Subsidiaries and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)
The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
(e)
The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

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5.13
Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14
Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of each Series of Shelf Notes in the manner described in the applicable Request for Purchase with respect to such Series of Shelf Notes. None of the proceeds of the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) in contravention of said Regulation U, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15
Existing Indebtedness; Liens.
(a)
Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries (other than Indebtedness owing to the Company or a Subsidiary) as of the date hereof (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guarantee thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)
Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.
(c)
As of the date hereof, neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary in an aggregate principal and/or commitment amount of $10,000,000

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or more, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document), in each case, which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company or any Subsidiary, except as specifically indicated in Schedule 5.15.
5.16
Foreign Assets Control Regulations, Etc.
(a)
Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)
Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)
No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)
The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
5.17
Status under Certain Statutes.

Neither the Company nor any Subsidiary is, or is required to be registered as, an “investment company” under the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

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5.18
Environmental Matters.
(a)
Neither the Company nor any Subsidiary has knowledge of any pending claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)
Neither the Company nor any Subsidiary has knowledge of any circumstances which are reasonably likely to give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring or pertaining to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(c)
Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or, to the knowledge of the Company or any Subsidiary, formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, except to the extent such storage or disposal could not reasonably be expected to result in a Material Adverse Effect; and
(d)
All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
5.19
Absence of Financing Statements.

Except with respect to Liens permitted by Section 10.6, there is no financing statement, security agreement, real estate mortgage or other document authorized by the Company or any Material Subsidiary to be filed or recorded with any filing records, registry or other public office, that effects or effectively gives notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any Material Subsidiary or any rights relating thereto.

5.20
Solvency.

Both before and after giving effect to the transactions contemplated by this Agreement, each of the Company and each other Credit Party is Solvent.

5.21
Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

Representations of the Purchasers.
6.1
Purchase for Investment. Each Purchaser of any Series of Notes purchased after the date hereof severally represents that it is purchasing such Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such

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Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that such Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register such Notes nor does it intend to do so and, in any event, a Purchaser shall only reoffer or resell the Notes purchased by it in accordance with any available exemption from the requirements of Section 5 of the Securities Act, except as aforesaid.
6.2
Source of Funds.

Each Purchaser of any Series of Notes purchased after the date hereof severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of such Notes to be purchased by such Purchaser hereunder:

(a)
the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)
the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)
the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)
the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer

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or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)
the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)
the Source is a governmental plan; or
(g)
the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)
the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Information as to the Company.

The Company covenants that during the Issuance Period and so long thereafter as any Notes remain outstanding or any amounts owing under the Transaction Documents remain unpaid:

7.1
Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:
(a)
Quarterly Statements — within 45 days after the end of each Fiscal Quarter in each Fiscal Year of the Company (other than the last Fiscal Quarter of each such Fiscal Year), copies of,
(i)
a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

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(ii)
consolidated statements of income and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)
Annual Statements — within 90 days after the end of each Fiscal Year of the Company,
(i)
a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii)
consolidated statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances.

(c)
ERISA Matters — promptly, and in any event within ten (10) Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)
with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii)
the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or
(iii)
any event, transaction or condition that could reasonably be expected to result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to

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employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(d)
Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(e)
Other Financings — promptly upon receipt thereof, a copy of any other credit agreement or similar agreement to which the Company or any Subsidiary is a party not previously delivered pursuant to which the credit commitments available to the Company or any Subsidiary, individually or in the aggregate, and/or outstanding principal indebtedness incurred equals or exceeds $5,000,000, a copy of each notice of default or noncompliance received by the Company or any of its Subsidiaries with respect thereto, and promptly following execution and delivery thereof, a copy of any amendment, waiver or other modification of any such agreement;
(f)
Auditor Reports — to the extent that delivery thereof is not prohibited by confidentiality or other agreements, promptly upon receipt thereof, a copy of each other report pertaining to material items submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;
(g)
Budget and Projections — within 15 days following approval thereof by the Company’s board of directors, but in any event within 120 days after the end of each fiscal year, a copy of the Company’s financial plan for the next succeeding fiscal year (and any subsequent periods covered in the projections provided to the Banks), including consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for such next succeeding fiscal year; and
(h)
Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.
7.2
Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:
(a)
Covenant Compliance — (i) the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1, Section 10.3 and Section 10.7 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case

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may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence), and (ii) the total revenues for each Subsidiary other than Material Subsidiaries for the period of four consecutive fiscal quarters ended as of the date with respect to which such certificate pertains, and the total assets for each such Subsidiary as of such date; and
(b)
Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Potential Non-Compliance Event, Non-Compliance Event, Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
7.3
Notices; Reports. The Company shall as soon as practicable, and in any event no later than 5 days after any Responsible Officer obtains knowledge of (a) the occurrence of any Default or Event of Default, (b) the existence of any threatened or pending litigation, suit or administrative proceeding affecting the Company or any Subsidiary which might have a Material Adverse Effect, or (c) a material labor dispute resulting in or threatening to result in a strike, slow-down or work stoppage of any kind against the Company or any Subsidiary, deliver to each holder of the Notes an Officer’s Certificate specifying the nature and period of existence thereof, the effect, if any, of such event or circumstance on the results of operations, condition (financial or otherwise) or the ability of each Credit Party to comply with the Transaction Documents to which such Credit Party is a party, and what action the Company proposes to take with respect thereto.
7.4
Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)
No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company and during normal business hours, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, no more frequently than twice per year; and
(b)
Default — if a Default or Event of Default then exists, at the expense of the Company and upon reasonable prior notice to the Company and during normal business hours, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said

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accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), as often as may be requested.
7.5
Limitation on Disclosure Obligations. Except for information provided by the Company to any of the other parties under the Bank Credit Agreement, the Company shall not be required to disclose the following information pursuant to Section 7.1(h), 7.3(b) or (c) or 7.4:
(a)
information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or
(b)
information that, notwithstanding the confidentiality requirements of Section 21, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliated Entity binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company has received a written opinion of counsel (which may be an internal counsel) confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company and which may be of an internal counsel) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.5.

Under no circumstances shall the Company or any Subsidiary be required to disclose any information whatsoever under the terms of this Agreement to any Person that is a Competitor.

7.6
Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1 and 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
(a)
such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1 are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
(b)
the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its investor relations page on the internet, which is located at https://investors.mgrc.com/ as of the date of this Agreement;

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(c)
such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or
(d)
the Company shall have timely filed any of the items referred to in Section 7.1 with the SEC on EDGAR and shall have made such items available on its investor relations page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21 of this Agreement); provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Prepayment of the Notes.

The Notes shall be subject to required prepayment as and to the extent provided in Section 8.1. The Notes shall also be subject to prepayment under the circumstances set forth in Section 8.2.

8.1
Required Prepayments.
(a)
Series D Notes and Series E Notes. As provided therein, (i) the entire unpaid principal balance of the Series D Notes shall be due and payable on the stated maturity date thereof; and (ii) the entire unpaid principal balance of the Series E Notes shall be due and payable on the stated maturity date thereof.
(b)
Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series; provided that upon any partial prepayment of any Series of Shelf Notes pursuant to Section 8.2 or any partial purchase of any Series of Shelf Notes pursuant to Section 8.5, the principal amount of each required prepayment thereof becoming due on and after the date of such partial prepayment or purchase shall be reduced in the same proportion as the aggregate principal amount of such Series of Shelf Notes is reduced as a result of such prepayment or purchase.
8.2
Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series (to the exclusion of all other Series), in an amount not less than $5,000,000 (and increments of $100,000 in excess thereof) of the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment, or such lesser principal amount of the Notes of such Series as shall then be outstanding, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes of such Series written notice of each optional prepayment under this Section 8.2 not less than 5 Business Days and not more than 60 days prior to the date (which shall be a Business Day) fixed for such

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prepayment. Each such notice shall specify such date, the Series of Notes to be prepaid, the aggregate principal amount of such Notes to be prepaid on such date, the principal amount of each Note of such Series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

8.3
Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes of each Series pursuant to Section 8.2, the principal amount prepaid shall be allocated among the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore prepaid.

8.4
Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5
Purchase of Notes.

The Company will not, and will not permit any Affiliated Entity to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (i) upon the payment or prepayment of the Notes of such Series in accordance with the terms of this Agreement and the Notes of such Series, or (ii) pursuant to a written offer to purchase any outstanding Notes of such Series made by the Company or an Affiliated Entity pro rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions. The Company will promptly cancel all Notes acquired by it or any Affiliated Entity pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement, and no Notes may be issued in substitution or exchange for any such Notes.

8.6
Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

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“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the “Ask Yield(s)” reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (“Bloomberg”) (or, if Bloomberg shall cease to report such yields on Page PX1 or shall cease to be PGIM’s customary source of information for calculating make-whole amounts on privately placed notes, then such source as is then PGIM’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields shall have been so reported as of the second Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice, and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life of such Called Principal, and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life of such Called Principal. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such

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Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2, or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Affirmative Covenants.

The Company covenants that during the Issuance Period and for so long thereafter as any of the Notes are outstanding or any amounts owing under the Transaction Documents remain unpaid:

9.1
Compliance with Law. Without limiting Section 10.9, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA PATRIOT Act, Environmental Laws and the other laws and regulations referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
9.2
Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
9.3
Maintenance of Properties. Subject to Sections 10.2 and 10.3, the Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
9.4
Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become

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a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary, or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.
9.5
Maintenance of Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2 and Section 10.3, the Company will at all times preserve and keep in full force and effect the corporate or similar existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
9.6
Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.
9.7
Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this Section 9.7, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.
9.8
Subsequent Guarantors; Release of Guarantors. (a) Concurrent with such time as any Person shall become obligated under a Guarantee of the credit facilities under the Bank Credit Agreement, the Company will cause such Person to (i) execute and deliver a Joinder to Multiparty Guaranty, and (ii) deliver to each holder of Notes an opinion of counsel (as to the due organization, valid existence and good standing of such Person; the power and authority and due authorization of such Person to execute, deliver and perform its obligations under each such Transaction Document; and the enforceability against such Person of its obligations under each such Transaction Document) and a certificate accompanying authorizing resolutions and corporate or similar documents of such Person, each of foregoing in form and substance satisfactory to the Required Holders.
(b)
If any Subsidiary Guarantor ceases to be required to provide or maintain a Guarantee of the credit facilities under the Bank Credit Agreement and if, after giving effect to the release of such Subsidiary Guarantor of its obligations under the Multiparty Guaranty, no Default or Event of Default would exist, then the Company may deliver to PGIM a certificate of a Responsible Officer to both such effects and, upon the later of (i) such delivery and (ii)

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concurrently with such time as that Subsidiary Guarantor has been released from all of its obligations under its Guarantee of the credit facilities under the Bank Credit Agreement, that Subsidiary Guarantor automatically shall be released from all of its obligations under the Multiparty Guaranty, without further approval of or action by any holder of any Notes.

Negative Covenants.

The Company covenants that, during the Issuance Period and for so long thereafter as any of the Notes are outstanding or any amounts owing under the Transaction Documents remain unpaid:

10.1
Financial Covenants.
(a)
Most Favored Lender Status. In the event that the Bank Credit Agreement or any of the Loan Documents (as defined in the Bank Credit Agreement as of the date hereof) (or any amendment, restatement, refinancing or replacement thereof), whether in whole or in part, contains any financial covenant that is more restrictive than, or in addition to, the financial covenants set forth in this Section 10.1 (the “Additional Provisions”), then the terms of this Agreement shall, without any further action on the part of PGIM or the holders of the Notes, be deemed to be automatically amended to include such Additional Provisions. Promptly but in no event more than five (5) Business Days following the execution of any agreement providing for Additional Provisions, the Company shall furnish the holders of the Notes with a copy of such agreement. Upon written request of the Required Lenders therefor, the Company will enter into an amendment to this Agreement pursuant to which this Agreement will be formally amended to incorporate the Additional Provisions.
(b)
Leverage Ratio. The Company will not permit the ratio, calculated as of the last day of each fiscal quarter, of (i) Funded Debt as of such date to (ii) EBITDA for the period of four consecutive fiscal quarters of the Company ended as of such date, to be greater than 2.75 to 1.00; provided, that, notwithstanding the provisions of Section 22.3(c), the ratio calculated pursuant to this Section 10.1(b) shall be calculated including or excluding, as the case may be, the effect of any assets or businesses that have been acquired or Transferred by the Company or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) and giving effect to such permitted acquisition or Transfer, as the case may be, as if it had occurred on the first day of such four fiscal quarter period.

For purposes of this Section 10.1(b), Funded Debt shall exclude Funded Debt created under the Multiparty Guaranty or under a Guarantee of the obligations of the Company under the Bank Credit Agreement or the Sweep.

(c)
Consolidated Fixed Charge Coverage Ratio. The Company will not permit the ratio, calculated as of the last day of each fiscal quarter, of (i) EBITDA minus the provision for income taxes for the period of four consecutive fiscal quarters of the Company ended as of such date, to (ii) Fixed Charges calculated as of such date, to be less than 2.50:1.00.
10.2
Merger and Consolidation; Transfer of Substantially All Assets. The Company will not, and will not permit any Material Subsidiary to, consolidate or merge with or into, or

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Transfer all or substantially all of its assets to, any other Person, except that, so long as no Default or Event of Default has occurred and is continuing or would result from any such event:
(a)
any Subsidiary may consolidate or merge with or into the Company, provided that the Company is the continuing or surviving corporation;
(b)
any Subsidiary may consolidate or merge with or into any other wholly-owned Subsidiary or Material Subsidiary, provided that such wholly-owned Subsidiary or Material Subsidiary is the continuing or surviving corporation; and
(c)
the Company or a Subsidiary may acquire another entity in a consensual, negotiated transaction that is structured as a merger with such other entity if the Company has furnished to the holders of Notes a written statement certified by a Responsible Officer demonstrating, in reasonable detail, that after giving effect to the consummation of such transaction, the Company and its Subsidiaries will remain in compliance with each of the financial tests set forth in Section 10.1.
10.3
Transfer of Assets. The Company will not and will not permit any Material Subsidiary to, directly or indirectly, Transfer any of its assets unless, after giving effect to such proposed Transfer, the Annual Percentage of Assets so Transferred is equal to or less than 10%; provided that the following Transfers shall not be taken into account for purposes of this Section 10.3:
(a)
Transfers made in the ordinary course of business;
(b)
any Transfer of assets from the Company or any Material Subsidiary to the Company or any Subsidiary (including any Person which immediately following such Transfer becomes a Subsidiary);
(c)
Transfers of any surplus, obsolete, redundant or worn-out assets not required for the efficient operations of the transferor (each to be determined by the Company or such Subsidiary in its reasonable judgment);
(d)
Transfers of cash for purposes not otherwise prohibited by this Agreement and on arm’s-length terms; and
(e)
any other Transfer for fair market value to the extent that the net proceeds of such Transfer (or an amount equal thereto) are or were used within 365 days before or after the date thereof for investment in or the purchase, acquisition, development, redevelopment or construction of assets or businesses which are to be used or useful in the business of the Company or any Material Subsidiary (or the payment of Indebtedness incurred in relation to the same, so long as such Indebtedness was incurred within 365 days before or after the date of the Transfer in question).
10.4
Restricted Payments. The Company will not, and will not permit any of its Material Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of

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Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a)
each Subsidiary Guarantor may make Restricted Payments to any other Credit Party and any other Person that owns an Equity Interest in such Subsidiary Guarantor, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)
the Company and each Subsidiary may declare and make dividend payments or other distributions payable (i) in the common stock or other common Equity Interests of such Person, and (ii) in cash so long as, both before and after giving effect to any such dividend payment, the Company shall be in compliance with the financial covenants provided for in Section 10.15 on a Pro Forma Basis; and
(c)
the Company and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it (i) with proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests or (ii) in cash so long as, after giving effect to any such Restricted Payment, the Company shall be in compliance with the financial covenants provided for in Section 10.15 on a Pro Forma Basis.
10.5
Nature of Business. The Company will not, and will not permit any of its Material Subsidiaries to, materially change the nature of its business from those conducted by the Company and its Subsidiaries on the date hereof, or any business related or incidental thereto or engaged in by lessors generally.
10.6
Liens. Neither the Company nor any of its Material Subsidiaries shall mortgage, pledge, grant, assume or permit to exist any Lien on property of the Company or any Material Subsidiary now or hereafter acquired, except:
(a)
Liens in existence on the date hereof and disclosed on Schedule 10.6 or any Lien which replaces such a Lien, provided that the principal amount of the indebtedness secured by the replacing Lien does not exceed the principal amount at the time of replacement of the existing Lien, or cover property other than the property covered by the existing Lien;
(b)
Liens of carriers, warehousemen, mechanics, landlords, materialmen, suppliers, tax, assessments, other governmental charges and other like Liens arising in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are not overdue or are subject to a Good Faith Contest;
(c)
Liens arising in connection with workmen’s compensation, unemployment insurance, appeal and release bonds and progress payments under government contracts;
(d)
the giving, simultaneously with or within 90 days after the acquisition or construction of real property or tangible personal property, of any purchase money Lien (including vendors’ rights under purchase contracts under agreements whereby title is retained for the purpose of securing the purchase price thereof) on real property or tangible personal property hereafter acquired or constructed and not heretofore owned by the Company or any Subsidiary, or the acquiring hereafter of real property or personal tangible property not heretofore owned by the

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Company or any Subsidiary subject to any then existing Lien (whether or not assumed), provided that (a) in each such case such Lien is limited to such acquired or constructed real or tangible personal property, and (b) the Company is and remains in compliance with Section 10.7;
(e)
judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance;
(f)
Liens arising from Real Property Debt, provided that the Company is and remains in compliance with Section 10.7;
(g)
Liens on deposit accounts, securities accounts and the contents thereof, arising in favor of the financial institutions at which such accounts are located and arising pursuant to operation of law, and Liens on deposit accounts, securities accounts and the contents thereof to secure fees or costs related to the maintenance of such accounts pursuant to such financial institution’s standard terms and conditions of account (and not securing any other Indebtedness), arising in favor of the financial institutions at which such accounts are located;
(h)
Liens created by or resulting from any litigation or legal proceeding which is effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings and with respect to which the Company or applicable Subsidiary has established adequate reserves on its books in accordance with GAAP;
(i)
other Liens securing Indebtedness, provided that the Company is and remains in compliance with Section 10.7; and
(j)
minor encumbrances, covenants, easements or reservations, or for rights-of-way, utilities and other similar purposes or zoning and other restrictions as to the use of real properties, minor survey exceptions and the like, provided that the aggregate of such Liens do not materially detract from the value of such property.

Without limitation of the foregoing provisions of this Section 10.6, the Company will not permit the Bank Credit Agreement to be secured by a consensual Lien unless the Notes are simultaneously secured pursuant to terms and provisions, including an intercreditor agreement, satisfactory to the Required Holders.

10.7
Priority Debt. The Company will not permit Priority Debt at any time to exceed $30,000,000.
10.8
Related Party Transactions. The Company will not, and will not permit any Material Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay or agree to pay any management, advisory, consulting or other fees to, or otherwise deal with, in the ordinary course of business or otherwise, any Related Party other than on fair and reasonable terms and conditions at least as favorable to the Company or such Subsidiary as those that would be obtained through an arm’s-length negotiation with an unaffiliated third party.
10.9
Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked

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Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Events Of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing at a time when any Note is outstanding, and a “Non-Compliance Event” shall exist if any of the following conditions or events shall occur and be continuing and no Note is outstanding:

(a)
the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, provided that such failure shall not constitute an Event of Default if it occurs solely from any technical or administrative difficulty relating solely to the transfer of such amount and such failure is remedied within five Business Days after the due date for payment; or
(b)
the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)
the Company defaults in the performance of or compliance with any term contained in Sections 7.3(a), 9.8, 10.1, 10.2, 10.3, 10.6 or 10.7; or
(d)
any Credit Party defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any other Transaction Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default, and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)
any representation or warranty made in writing by or on behalf of any Credit Party or by any officer of any Credit Party in this Agreement or in any other Transaction Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or
(f)
(i) the Company or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii)

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as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Material Subsidiary has become obligated to purchase or repay Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Material Subsidiary so to purchase or repay such Indebtedness; or
(g)
the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (in each case, other than in connection with a solvent liquidation of any Subsidiary), (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property (other than in connection with a solvent liquidation of any Subsidiary), (v) is adjudicated as insolvent or to be liquidated (other than in connection with a solvent liquidation of any Subsidiary), or (vi) takes corporate action for the purpose of any of the foregoing (other than in connection with a solvent liquidation of any Subsidiary); or
(h)
a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or
(i)
a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(j)
(i) any Plan shall fail to satisfy the minimum funding standards of the Pension Funding Rules for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under the Pension Funding Rules, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Credit Party or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) any Credit Party or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Credit Party or any ERISA Affiliate withdraws from any Multiemployer

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Plan, or (vi) any Credit Party or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Credit Party or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or
(k)
any of the Transaction Documents shall cease for any reason to be in full force and effect or any Credit Party shall purport to disavow its obligations thereunder, shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof; or
(l)
there occurs any Change of Control.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Remedies On Default, Etc.
12.1
Acceleration.
(a)
If an Event of Default with respect to any Credit Party described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)
If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
(c)
If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from prepayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

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12.2
Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3
Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4
No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Note or any other Transaction Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of such Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Registration; Exchange; Substitution Of Notes.
13.1
Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge

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to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2
Transfer and Exchange of Notes; No Transfers to Competitors.
(a)
Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more replacement Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such replacement Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note so surrendered. Each such replacement Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
(b)
Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severally agrees that it will not, directly or indirectly, resell any Notes purchased by it to a Person which is a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is limited hereby). The Company shall not be required to recognize any sale or other transfer of a Note to a Competitor and no such transfer shall confer any rights hereunder upon such transferee.
13.3
Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)
in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $5,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

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(b)
in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Payments On Notes.
14.1
Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank in such jurisdiction. The holder of a Note may at any time, by notice to the Company, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2
Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose, in the case of any Series D Note and any Series E Note, on the Purchaser Schedule attached to the Confirmation of Acceptance (as defined in the Prior Agreement) with respect to such Note and, in the case of any Shelf Note, on the Purchaser Schedule attached to the Confirmation of Acceptance with respect to such Note, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a replacement Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as each Purchaser has made in this Section 14.2.

Expenses, Etc.
15.1
Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by PGIM, the Purchasers or any

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holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any of the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any of the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any of the other Transaction Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company, any Subsidiary Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes and the other Transaction Documents. The Company will pay, and will save PGIM, each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders.

15.2
Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Survival Of Representations And Warranties; Entire Agreement.

All representations and warranties contained herein or in any of the other Transaction Documents shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Credit Party or any Subsidiary pursuant to this Agreement or any of the other Transaction Documents shall be deemed representations and warranties of such Credit Party or Subsidiary under this Agreement or such other Transaction Document. Subject to the preceding sentence, this Agreement (including the Multiparty Guaranty), the Notes and the other Transaction Documents embody the entire agreement and understanding among PGIM, the Purchasers and the Credit Parties and supersede all prior agreements and understandings relating to the subject matter hereof.

Amendment And Waiver.
17.1
Requirements.

This Agreement, the Notes and the other Transaction Documents may be amended, and any Credit Party may take any action herein or therein prohibited, or omit to perform any act herein required to be performed by it, if the Credit Parties shall obtain the written consent to such amendment, action or omission to act, of the Required Holder except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such

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written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Make-Whole Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of Section 12 or this Section 17 insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of PGIM (and not without the written consent of PGIM) the provisions of Section 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of Sections 2B and 4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 17, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent.

17.2
Solicitation of Holders of Notes.
(a)
Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)
Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
17.3
Binding Effect. Etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default

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or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Credit Party and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4
Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes or any Series thereof then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any Series thereof, or have directed the taking of any action provided herein or in the Notes or any Series thereof to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes or any Series thereof then outstanding, Notes directly or indirectly owned by any Credit Party or any of its Affiliates shall be deemed not to be outstanding.

Notices.

All notices and communications provided for hereunder (other than communications provided for in Section 2) shall be in writing and sent (a) by email (so long as such notice or communication is addressed to a valid email address) or facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)
if to any Series D Purchaser or its nominee or to any Series E Purchaser or its nominee, to such Person at the address specified for such communications in the Purchaser Schedule attached to the Confirmation of Acceptance (as defined in the Prior Agreement) with respect to such Note and, in the case of a Purchaser of any Shelf Note or its nominee, to such Person at the address specified for such communications in the Purchaser Schedule attached to the Confirmation of Acceptance with respect to such Shelf Note, or at such other address as such Person or it shall have specified to the Company in writing;
(ii)
if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or
(iii)
if to any Credit Party, to such Credit Party care of the Company, at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed to have been given and received when delivered at the address so specified. Any communication pursuant to Section 2 shall be made by the method specified for such communication in Section 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a facsimile or email communication, the

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communication is signed (or sent, in the case of email) by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the valid facsimile number or valid email address that is listed for the party receiving the communication on the Information Schedule or at such other valid facsimile number or valid email address as the party receiving the information shall have specified in writing to the party sending such information.

Reproduction Of Documents.

This Agreement, and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on any Closing Day (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. To the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit any Credit Party, PGIM or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Multiparty Guaranty.

The multiparty guaranty under this Section 20 (as amended or otherwise modified from time to time, the “Multiparty Guaranty”) is made jointly and severally by each of the Subsidiary Guarantors in favor of the Purchasers and their respective successors, assigns and transferees (each of such Persons being referred to herein as a “Beneficiary” and collectively, as the “Beneficiaries”).

20.1
Unconditional Guaranty.
(a)
Unconditional Guaranty.

Each Subsidiary Guarantor hereby unconditionally, absolutely and irrevocably guarantees to each of the Beneficiaries the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) and performance of all Guaranteed Obligations. The term “Guaranteed Obligations” shall mean all loans, advances, debts, liabilities and obligations for monetary amounts and otherwise from time to time owing by the Company, in the Company’s capacity as the issuer of Notes, to the Purchasers in connection with this Agreement, the Notes and the other Transaction Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of this Agreement, the Notes or the other Transaction Documents (it being understood that this term includes all principal, interest (including interest that accrues after the commencement

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by or against the Company of any action under bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect), the Make-Whole Amount, if any, premium or other prepayment consideration, fees, expenses, costs or other sums (including, without limitation, all fees and disbursements of any law firm or other external counsel) chargeable to the Company, in the Company’s capacity as the issuer of Notes, under this Agreement, the Notes or the other Transaction Documents).

(b)
Reimbursement of Expenses.

Each Subsidiary Guarantor also agrees to pay upon demand all costs and expenses (including, without limitation, all fees and disbursements of any law firm or other external counsel) incurred by any Beneficiary in enforcing any rights under this Multiparty Guaranty.

(c)
Guaranteed Obligations Unaffected.

No payment or payments made by any other Subsidiary Guarantor or other Credit Party, or by any other guarantor or other Person, or received or collected by any of the Beneficiaries from any other Subsidiary Guarantor or other Credit Party or from any other guarantor or other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, release or otherwise affect the liability of each of the Subsidiary Guarantors hereunder which shall, notwithstanding any such payments, remain liable for the Guaranteed Obligations, subject to Section 20.5 below, until the Guaranteed Obligations are paid in full.

(d)
Joint and Several Liability.

All Subsidiary Guarantors and their respective successors and assigns shall be jointly and severally liable for the payment of the Guaranteed Obligations and the expenses required to be reimbursed to the holders of the Notes pursuant to Section 20.1(b), above, notwithstanding any relationship or contract of co-obligation by or among the Subsidiary Guarantors or their successors and assigns.

(e)
Enforcement of Guaranteed Obligations.

Each Subsidiary Guarantor hereby jointly and severally agrees, in furtherance of the foregoing and not in limitation of any other right that any Beneficiary may have at law or in equity against any Subsidiary Guarantor by virtue hereof, that upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. § 362(a)), each Subsidiary Guarantor will upon demand pay, or cause to be paid, in cash, the unpaid amount of all Guaranteed Obligations owing to the Beneficiary or Beneficiaries making such demand an amount equal to all of the Guaranteed Obligations then due to such Beneficiary or Beneficiaries.

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(f)
Tolling of Statute of Limitations.

Each Subsidiary Guarantor agrees that any payment, performance or other act that tolls any statute of limitations applicable to the obligations, liabilities and indebtedness of the Company owing to the Beneficiaries under this Agreement, the Notes or any of the other Transaction Documents shall also toll the statute of limitations applicable to such Subsidiary Guarantor’s liability under this Multiparty Guaranty to the extent permitted by law.

(g)
Rights of Contribution.

The Company and each Subsidiary Guarantor hereby agree that, to the extent that a Subsidiary Guarantor shall have paid an amount hereunder to any Beneficiary that is greater than the net value of the benefits received, directly or indirectly, by such paying Subsidiary Guarantor as a result of the issuance and sale of the Notes, such paying Subsidiary Guarantor shall be entitled to contribution from the Company or any Subsidiary Guarantor that has not paid its proportionate share, based on benefits received as a result of the issuance and sale of the Notes, of the Guaranteed Obligations. Any amount payable as a contribution under this Section 20.1(g) shall be determined as of the date on which the related payment or distribution is made by the Subsidiary Guarantor seeking contribution, and each of the Company and the Subsidiary Guarantors acknowledges that the right to contribution hereunder shall constitute an asset of such Subsidiary Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 20.1(g) shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Beneficiaries hereunder or under any other Transaction Document, and each Subsidiary Guarantor shall remain liable for the full payment and performance guaranteed hereunder. Any indebtedness or other obligations of the Company or a Subsidiary Guarantor now or hereafter held by or owing to any Subsidiary Guarantor is hereby subordinated in time and right of payment to all indebtedness or other obligations of the Company and the Subsidiary Guarantors to any or all of the Beneficiaries under the Notes, this Agreement or any other Transaction Document.

20.2
Subrogation.

Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, each Subsidiary Guarantor hereby irrevocably waives, solely with respect to such payment or payments, any and all rights of subrogation to the rights of the Beneficiaries against the Company and, except to the extent otherwise provided in Section 20.1(g), any and all rights of contribution, reimbursement, assignment, indemnification or implied contract or any similar rights against the Company, any endorser or other guarantor of all or any part of the Guaranteed Obligations, in each case until such time as the Guaranteed Obligations have been paid in full (subject to Section 20.5 below). If, notwithstanding the foregoing, any amount shall be paid to any Subsidiary Guarantor on account of such subrogation or other rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Beneficiaries, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to each Beneficiary (ratably based on the principal amount outstanding of Notes held by such Beneficiary at such time as a

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percentage of the aggregate principal amount outstanding of Notes held by all the Beneficiaries at such time) in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to such Beneficiary if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as such Beneficiary may determine.

20.3
Amendments, Etc. with Respect to Guaranteed Obligations.

Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that: (a) any demand for payment of any of the Guaranteed Obligations made by any Beneficiary may be rescinded by such Beneficiary, and any of the Guaranteed Obligations continued; (b) this Multiparty Guaranty, the Guaranteed Obligations, or the liability of any other party upon or for any part of the Guaranteed Obligations, or any collateral security or guaranty therefor or right of setoff with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary or such other party; (c) this Agreement, the Notes, the other Transaction Documents and any other document executed in connection with any of them may be renewed, extended, amended, modified, supplemented or terminated, in whole or in part; or (d) any guaranty, collateral or right of setoff at any time held by any Person for the payment of any of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. When making any demand hereunder against any Subsidiary Guarantor, each Beneficiary may, but shall be under no obligation to, make a similar demand on any other Credit Party or any other Person, and any failure by such Beneficiary to make any such demand or to collect any payments from any other Credit Party or any other Person or any release of any such other Credit Party or Person shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of such Beneficiary against the Subsidiary Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

20.4
Guaranty Absolute and Unconditional; Termination.

Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Beneficiary upon this Multiparty Guaranty or acceptance of this Multiparty Guaranty. This Agreement, the Notes, the other Transaction Documents and the Guaranteed Obligations in respect of any of them, shall conclusively be deemed to have been created, contracted for or incurred in reliance upon this Multiparty Guaranty; and all dealings between any of the Company or the Subsidiary Guarantors, on the one hand, and any of the Beneficiaries, on the other, shall likewise conclusively be presumed to have been had or consummated in reliance upon this Multiparty Guaranty. Each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Credit Party or any other guarantor with respect to the Guaranteed Obligations. This Multiparty Guaranty shall be construed as a continuing, irrevocable, absolute and unconditional guaranty of payment, performance and compliance when due (and not of collection) and is a primary obligation of each Subsidiary Guarantor without regard to (a) the validity or enforceability of the provisions of this Agreement (other than the Multiparty Guaranty), the Notes, the other Transaction Documents, any of the Guaranteed Obligations or any other guaranty or right of setoff with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the Credit Parties

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against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Credit Party or guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Credit Party or any other guarantor of the Guaranteed Obligations, in bankruptcy or in any other instance (other than payment or performance in full of the Guaranteed Obligations). Each of the Subsidiary Guarantors hereby agrees that it has complete and absolute responsibility for keeping itself informed of the business, operations, properties, assets, condition (financial or otherwise) of the Company, the other Subsidiary Guarantors, any and all endorsers and any and all guarantors of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the obligations evidenced by the Notes or the Guaranteed Obligations, and each of the Subsidiary Guarantors further agrees that the Beneficiaries shall have no duty, obligation or responsibility to advise it of any such facts or other information, whether now known or hereafter ascertained, and each Subsidiary Guarantor hereby waives any such duty, obligation or responsibility on the part of the Beneficiaries to disclose such facts or other information to such Subsidiary Guarantor.

When pursuing its rights and remedies hereunder against any of the Subsidiary Guarantors, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Credit Party or any other Person under a guaranty of the Guaranteed Obligations or any right of setoff with respect thereto, and any failure by such Beneficiary to pursue such other rights or remedies or to collect any payments from any such other Credit Party or Person or to realize upon any such guaranty or to exercise any such right of setoff, or any release of any such other Credit Party or Person or any such guaranty or right of setoff, shall not relieve the Subsidiary Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of each of the Beneficiaries against the Subsidiary Guarantors. This Multiparty Guaranty shall remain in full force and effect until all Guaranteed Obligations shall have been satisfied by payment or performance in full, upon the occurrence of which this Multiparty Guaranty shall, subject to Section 20.5 below, terminate.

20.5
Reinstatement.

This Multiparty Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time the payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or otherwise must be restored or returned by any Beneficiary in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of their respective property or assets, or otherwise, all as though such payments had not been made.

20.6
Payments.

Each Subsidiary Guarantor hereby agrees that the Guaranteed Obligations will be paid to each of the Beneficiaries pursuant to this Agreement without setoff or counterclaim in immediately available funds at the location and in the currency or currencies specified by such Beneficiary pursuant to this Agreement.

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20.7
Bound by Other Provisions.

Each Subsidiary Guarantor agrees that it is bound by each covenant set forth in this Agreement and that it shall make each representation and warranty set forth in this Agreement, in each case to the extent the applicable provision pertains to a Subsidiary.

20.8
Additional Guarantors.

The initial Subsidiary Guarantors shall be such Persons as are identified as “Subsidiary Guarantors” on the signature pages hereof. From time to time subsequent to the date hereof, additional Persons that are Subsidiaries or other Affiliates of any Credit Party may become parties hereto, as additional Subsidiary Guarantors (each an “Additional Subsidiary Guarantor”), by executing a Joinder to Multiparty Guaranty. Upon delivery of any such Joinder to Multiparty Guaranty to each of the Beneficiaries, notice of which is hereby waived by the Subsidiary Guarantors, each such Additional Subsidiary Guarantor shall be a Subsidiary Guarantor and shall be as fully a party hereto in such capacity as if such Additional Subsidiary Guarantor were an original signatory hereof. Each Subsidiary Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Subsidiary Guarantor hereunder, nor by any election of the Beneficiaries not to cause any Subsidiary of any Credit Party to become an Additional Subsidiary Guarantor hereunder. This Multiparty Guaranty shall be fully effective as to any Subsidiary Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Subsidiary Guarantor hereunder.

Confidential Information.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser and will not use any Confidential Information except in connection with the evaluation, administration and enforcement of the Transaction Documents, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers and employees, (ii) its agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (iii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iv) any other holder of any Note, (v) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person

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has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21 and such Person is not a Competitor), (vi) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21 and such Person is not a Competitor), (vii) any federal or state regulatory authority having jurisdiction over such Purchaser, (viii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such other confidentiality undertaking.

Miscellaneous.
22.1
Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not.

22.2
Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a New York Business Day shall be made on the next succeeding New York Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding New York Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include

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the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3
Accounting Terms.
(a)
All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.
(b)
If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Company or the Required Holders shall so request, the Company and the holders of the Notes shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)
As of any date of determination, for purposes of any determination under Section 10.1 (and any financial calculations required to be made thereunder or included in the defined terms used therein), or required for purposes of preparing any Compliance Certificate to be delivered pursuant to Section 7.2(a), the relevant calculations shall include or exclude, as the case may be, the effect of any assets or businesses that have been acquired or Transferred by the Company or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by the Company on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, directly attributable to any such permitted Transfer or acquisition, as the case may be, in each case (a) calculated in accordance with applicable United States federal and state securities laws for the period of four fiscal quarters ended on or immediately prior to the date of determination of any such ratios (without giving effect to any cost-savings or adjustments relating to synergies resulting from any such permitted acquisition, except as the Required Holders shall otherwise agree) and (b) giving effect to any such permitted Transfer or acquisition, as the case may be, as if it had occurred on the first day of such four fiscal quarter period.
22.4
Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

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22.5
Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.6
Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7
Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

22.8
Jurisdiction and Process. (a) Each Credit Party irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement (including the Multiparty Guaranty) or the Notes. To the fullest extent permitted by applicable law, each Credit Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)
Each Credit Party consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Credit Party agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

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(c)
Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Credit Party in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
22.9
Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT (INCLUDING THE MULTIPARTY GUARANTY), THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, IF THE ABOVE WAIVER OF THE RIGHT TO A TRIAL BY JURY IS NOT ENFORCEABLE, THE PARTIES HERETO AGREE THAT ANY AND ALL DISPUTES OR CONTROVERSIES OF ANY NATURE CONCERNING THIS AGREEMENT AND THE MATTERS CONTEMPLATED HEREBY (EACH, A “CLAIM”), INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY TO THIS AGREEMENT, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). IN SUCH EVENT, THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS PARAGRAPH SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE ANY AVAILABLE SELF-HELP REMEDIES, FORECLOSE AGAINST ANY COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE COMPANY SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS PARAGRAPH. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY.

22.10
Transaction References. The Company agrees that Prudential Private Capital may (a) refer to its role in the origination of the purchase of the Notes from the Company, as well as the identity of the Company, the aggregate principal amount and issue date of the Notes and the aggregate principal amount of the Facility, on its internet site, social media channels or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium, and (b) display the Company’s corporate logo in conjunction with any such reference.

* * * * *

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Very truly yours, THE COMPANY: MCGRATH RENTCORP By: Name: Title:
THE SUBSIDIARY GUARANTORS: ENVIROPLEX, INC. By: Name: Title:
MOBILE MODULAR MANAGEMENT CORPORATION By: Name: Title:
VESTA HOUSING SOLUTIONS HOLDINGS, INC. By: Name: Title:

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The foregoing is hereby agreed to as of the date thereof.
PGIM, INC. By: Vice President
PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as a holder of Series D Notes By: PGIM, Inc., investment manager By: Vice President
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a holder of Series D Notes By: PGIM, Inc., investment manager By: Vice President
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION, as a holder of Series E Notes By: PGIM, Inc., investment manager By: Vice President
FARMERS INSURANCE EXCHANGE, as a holder of Series E Notes By: PGIM Private Placement Investors, L.P. (as Investment Advisor) By: PGIM Private Placement Investors, Inc.

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(as its General Partner) By: Vice President

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INFORMATION SCHEDULE

Authorized Officers for PGIM

Mitchell W. Reed
Managing Director
Prudential Private Capital
101 California Street
Suite 4000
San Francisco, California 94111
Telephone: (415) 291-5059
Facsimile: (415) 486-3800
Email: pcg.sfcf@prudential.com
mitchell.reed@prudential.com

Stephen Domeier
Senior Vice President
Prudential Private Capital
101 California Street
Suite 4000
San Francisco, California 94111
Telephone: (415) 291-5063
Facsimile: (415) 486-3800
Email: pcg.sfcf@prudential.com
stephen.domeier@prudential.com

Kristin Brandtner
Vice President
Prudential Private Capital
101 California Street
Suite 4000
San Francisco, California 94111
Telephone: (415) 291-5056
Facsimile: (415) 486-3800
Email: pcg.sfcf@prudential.com
kristin.brandtner@prudential.com

James McCrane Prudential Private Capital Prudential Tower, 655 Broad Street 16th Floor – South Tower Newark, New Jersey 07102 Telephone: (973) 802-4222 Facsimile: (973) 624-6432

Authorized Officers for the Company

Keith Pratt McGrath RentCorp 5700 Las Positas Road Livermore, California 94551 Telephone: (925) 453-3106 Facsimile: (925) 453-3200 keith.pratt@mgrc.com	Dave Whitney McGrath RentCorp 5700 Las Positas Road Livermore, California 94551 Telephone: (925) 453-3196 Facsimile: (925) 453-3200 dave.whitney@mgrc.com

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SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2B(5).

“Acceptance Day” is defined in Section 2B(5).

“Acceptance Window” is defined in Section 2B(5).

“Accepted Note” is defined in Section 2B(5).

“Additional Subsidiary Guarantor” is defined in Section 20.8.

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or another specified Person, except a Subsidiary. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.

“Agreement” means this Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of June 8, 2023, among the Company, the Subsidiary Guarantors, PGIM and the other Purchasers, as it may from time to time be amended, supplemented or otherwise modified.

“Annual Percentage of Assets Transferred” means, as of any time of determination thereof, the sum of the Percentages of Assets Transferred for each of the assets of the Company or Subsidiaries that has been Transferred during the then current fiscal quarter and the three fiscal quarters immediately preceding the then current fiscal quarter.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Authorized Officer” means (i) in the case of the Company, its chief executive officer, its chief financial officer, any other officer of the Company designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any other officer of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an

Schedule A-1

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Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to PGIM, and (ii) in the case of PGIM, any officer of PGIM designated as its “Authorized Officer” in the Information Schedule or any officer of PGIM designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. PGIM or the Company may, by written notice to the other given by an Authorized Officer, de-designate any person as one of its Authorized Officers hereunder. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom PGIM in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of PGIM by any individual who on or after the date of this Agreement shall have been an Authorized Officer of PGIM, and whom the Company in good faith believes to be an Authorized Officer of PGIM at the time of such action shall be binding on PGIM even though such individual shall have ceased to be an Authorized Officer of PGIM.

“Available Facility Amount” is defined in Section 2B(1).

“Bank Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of July 15, 2022, among the Company as the borrower, Bank of America, N.A., in its capacity as administrative agent, swing line lender and L/C issuer, the Banks and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, together with any renewals, extensions, replacements and refinancings (notwithstanding whether such replacements or refinancings are entered into with Bank of America, N.A. or any other Person) thereof.

“Banks” means, collectively, each financial institution from time to time party to the Bank Credit Agreement acting in the capacity as lender thereunder.

“Beneficiaries” is defined in Section 20.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means: (a) for the purposes of Section 2B(3) only, any day which is both a New York Business Day and a day on which PGIM is open for business; and (b) for the purposes of any other provision of this Agreement, a New York Business Day.

“Cancellation Date” is defined in Section 2B(8)(iii).

“Cancellation Fee” is defined in Section 2B(8)(iii).

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“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capitalized Lease Obligation” means, with respect to any Person, any rental obligation which, under GAAP, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

“Change of Control” means an event or series of events by which:

(a) any “person or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; provided that, for purposes of determining the total size of the board from which a calculation of the majority shall be made under this clause (b), there shall not be counted (x) any former member who has voluntarily resigned or retired or has died, or (y) any new member who has been appointed to fill a vacancy occurring as a result of an increase in the number of members of the board of directors.

“Closing Day” means, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance with respect to such Accepted Note; provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 2B(7), the “Closing Day” for such Accepted Note, for all purposes of this Agreement except references to

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“original Closing Day” in Section 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory paragraph of this Agreement.

“Competitor” means any Person (other than any Purchaser) who is substantially engaged in the businesses of the Company or any Subsidiary and/or other activities reasonably related thereto provided that:

(a) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor if such Person has established procedures which will prevent confidential information supplied to such Person by any of the Company or any Subsidiary from being transmitted or otherwise made available to such Plan or Person owning or controlling such Plan; and

(b) in no event shall an Institutional Investor which maintains passive investments in any Person which is a Competitor be deemed a Competitor it being agreed that the normal administration of the investment and enforcement thereof shall be deemed not to cause such Institutional Investor to be a “Competitor”.

“Confidential Information” is defined in Section 21.

“Confirmation of Acceptance” is defined in Section 2B(5).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Credit Parties” means the Company and the Subsidiary Guarantors.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default but (for the avoidance of doubt) does not include any Non-Compliance Event or Potential Non-Compliance Event.

“Default Rate” means (i) as to any Series D Note, that rate of interest that is the greater of (a) 4.57% per annum, and (b) 2% over the rate of interest publicly announced by JPMorgan Chase Bank as its “base” or “prime” rate, (ii) as to any Series E Note, that rate of interest that is the greater of (a) 4.35% per annum, and (b) 2% over the rate of interest publicly announced by JPMorgan Chase Bank as its “base” or “prime” rate and (iii) as to any Shelf Note, that rate of

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interest that is the greater of (1) 2% over the Interest Rate specified in the caption at set forth at the top of such Shelf Note, and (2) 2% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its “base” or “prime” rate.

“Delayed Delivery Fee” is defined in Section 2B(8)(ii).

“Dollars” and “$” means lawful currency of the United States of America.

“EBIT” means, for the Company and its Subsidiaries on a consolidated basis for any period of determination, the sum of (i) Net Income, (ii) provision for income taxes, (iii) interest expense, and (iv) minority interest in the Net Income (if positive) of any Subsidiary, and minus minority interest in the Net Income (if negative) of any Subsidiary.

“EBITDA” shall mean, for the Company and its Subsidiaries on a consolidated basis for any period of determination, EBIT minus (i) non-cash items of income, and (ii) extraordinary income, plus (a) depreciation expense, (b) amortization expense, (c) other non-cash charges (provided that to the extent that any non-cash charge subsequently becomes a cash charge, such amount will be deducted in determining EBITDA for such subsequent period), and (d) extraordinary expense.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company or a Subsidiary under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

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“Facility” is defined in Section 2B(l).

“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

“Fiscal Year” means the twelve-month period ending on December 31.

“Fixed Charges” means, for any date of determination, the aggregate amount of (i) interest expense of the Company and its Subsidiaries on a consolidated basis for the four consecutive fiscal quarter period ended on such date, and (ii) cash dividends paid by the Company and its Subsidiaries for the four consecutive fiscal quarter period ended on such date.

“Funded Debt” means, with respect to the Company and its Subsidiaries on a consolidated basis, without duplication: (i) any indebtedness for borrowed money (including commercial paper, bankers’ acceptances, revolving credit line borrowings whether under the Series D Notes, the Series E Notes, the Shelf Notes, the Bank Credit Agreement, the Sweep or otherwise and any and all Real Property Debt), or which is evidenced by bonds (other than assessment and other special bonds associated with real property holdings not issued in connection with the borrowing of money), debentures or notes, or which represents the deferred purchase price of property (but shall exclude accounts payable, accrued expenses, deferred income, minority interest in Subsidiaries and deferred taxes), (ii) indebtedness of a third party secured by Liens on the assets of such Person whether or not such obligation or liability is assumed by such Person, (iii) Capitalized Lease Obligations, and (iv) Guarantees.

“GAAP” means generally accepted accounting principles as in existence from time to time; provided, that “GAAP” shall exclude the effects of Accounting Standards Codification 825-10-25 (previously referred to as SFAS 159) or any successor or similar provision to the extent it relates to “fair value” accounting for liabilities.

“Good Faith Contest” means an active contest or challenge initiated in a timely manner and in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

“Governmental Authority” means the government of

(a) the United States of America or any state or other political subdivision thereof, or

(b) any other jurisdiction in which any of the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of such Person, or

(c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political

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party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to (i) maintain the solvency or any balance sheet or other financial condition of another Person or (ii) make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or effect of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. Guarantees shall include obligations of partnerships and joint ventures of which such Person is a general partner or co-venturer that are not expressly non-recourse to such Person.

“Guaranteed Obligations” is defined in Section 20.1(a).

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose average life (as determined by PGIM) most closely matches the average life of such Accepted Note.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Hostile Tender Offer” means, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

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“include” or “including” means, unless the context clearly requires otherwise, “including without limitation.”

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Issuance Period” is defined in Section 2B(2).

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“Joinder to Multiparty Guaranty” means a joinder agreement entered into by an Additional Subsidiary Guarantor in substantially the form of Exhibit E.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement (other than precautionary filings in respect of true leases and consignment filings) under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation; provided that customary rights of any lessor, lessee or sublessee with respect to leased property arising under any lease entered into in the ordinary course of business shall in no event be deemed a “Lien”.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Credit Parties taken as a whole.

“Material Adverse Effect” shall mean a material adverse change in, or a material adverse effect upon, any of (i) the business, assets, operations, affairs, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) the ability of any Credit Party to perform its respective obligations under the Transaction Documents to which such Person is a party, or (iii) the validity or enforceability of this Agreement, any Note or any other Transaction Document.

“Material Subsidiary” means, as of any date of determination, any Subsidiary that has on such date, (a) total revenues (for the then most recently ended period of four consecutive fiscal quarters with respect to which financial statements have been delivered pursuant to Section 7.1 (a) or (b)) constituting five percent (5%) or more of the total revenues of the Company and its Subsidiaries on a consolidated basis for such period, or (b) total assets (at the end of the then most recently ended fiscal quarter with respect to which financial statements have been delivered pursuant to Section 7.1(a) or (b)) constituting five percent (5%) or more of the total assets of the Company and its Subsidiaries on a consolidated basis at the end of such fiscal quarter; provided that if, as of any date of determination, total revenues or total assets in each case in the aggregate for all Subsidiaries which otherwise would not constitute Material Subsidiaries exceed 15% of the total revenues or total assets, respectively, of the Company and its Subsidiaries on a consolidated basis, then each Subsidiary immediately thereafter shall be deemed to constitute a Material Subsidiary as of such date of determination.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Multiparty Guaranty” is defined in Section 20.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

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“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Income” means, for the Company and its Subsidiaries on a consolidated basis for any period of determination, net income determined in accordance with GAAP.

“New York Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Non-Compliance Event” is defined in Section 11.

“Notes” is defined in Section 1D.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate signed in the name of the Company by a Responsible Officer of the Company.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Percentage of Assets Transferred” means, with respect to each asset Transferred pursuant to Section 10.3, the ratio (expressed as a percentage) of (i) the greater of such asset’s fair market value or net book value on the date of such Transfer to (ii) the consolidated total assets of the Company and Subsidiaries as of the last day of the fiscal quarter immediately preceding the date of such Transfer.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

“PGIM” means PGIM, Inc. and its successors and assigns.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company, any Subsidiary or any ERISA Affiliate or with respect to which the Company, any Subsidiary or any ERISA Affiliate may have any liability.

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“Potential Non-Compliance Event” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become a Non-Compliance Event.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Prior Agreement” is defined in Section 1A.

“Priority Debt” means, at any time of determination, the sum of, without duplication, (i) Funded Debt of the Company’s Material Subsidiaries (other than (a) Funded Debt owed to the Company or another Subsidiary and (b) Funded Debt created under the Multiparty Guaranty or under a Guarantee of the obligations of the Company under the Bank Credit Agreement or the Sweep), plus (ii) Funded Debt of the Company secured by consensual Liens.

“Pro Forma Basis” means, with respect to any specified Restricted Payment described in Section 10.4(b) or (c), any such calculation shall be made giving effect to such specified Restricted Payment as if it had occurred on the first day of the most recently completed period of four consecutive fiscal quarters for which the Company has delivered financial statements pursuant to Section 7.1(a) or (b).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudential Affiliate” means (i) any corporation or other entity controlling, controlled by, or under common control with, PGIM and (ii) any managed account or investment fund which is managed by PGIM or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition, the terms “control,” “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other Person’s Voting Interests or equivalent voting securities or interests.

“PTE” is defined in Section 6.2(a).

“Purchasers” means the Series D Purchasers, the Series E Purchasers, PGIM and/or the Prudential Affiliate(s) which are purchasing any Accepted Notes.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Real Property Debt” means Funded Debt which is secured by any or all of the Company’s or any of its Subsidiaries’ real property holdings.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

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“Related Party” means: (i) any 10% or greater shareholder or other equityholder of the Company or any Subsidiary; (ii) all Persons to whom any Person described in clause (i) above is related (in not greater than the second degree) by blood, adoption or marriage; and (iii) all Affiliates of the Company and the foregoing Persons.

“Request for Purchase” is defined in Section 2B(3).

“Required Holders” means, at any time, the holder or holders of a majority of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding (exclusive of Notes then owned by any Credit Party, any Subsidiary or any of their respective Affiliates).

“Rescheduled Closing Day” is defined in Section 2B(7).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent thereof).

“Responsible Officer” means any Senior Financial Officer and any other officer with responsibility for the administration of the relevant portion of this Agreement or any other Transaction Document.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Series” is defined in Section 1D.

“Series D Notes” is defined in Section 1B.

“Series D Purchasers” means Prudential Retirement Insurance and Annuity Company and The Prudential Insurance Company of America.

“Series E Notes” is defined in Section 1C.

“Series E Purchasers” means Prudential Annuities Life Assurance Corporation and Farmers Insurance Exchange.

“Shelf Notes” is defined in Section 1D.

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“Solvent” means, with respect to any Person at the applicable time of determination, that at such time, in the case of each of clauses (i), (ii), (iii) and (iv), after taking into account any and all rights of contribution provided for in Section 20.1(g), (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital required for such Person’s participation in such business or transaction. The amount of contingent liabilities at the applicable time of determination shall be computed as the amount that, in light of all the facts and circumstances existing at such time, reasonably can be expected to become an actual or matured liability.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Structuring Fee” is defined in Section 2B(8)(i).

“Subsidiary” means, as of any time of determination and with respect to any Person, any corporation, limited liability company, partnership, joint venture, association or other entity of which a majority of the Voting Stock (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned, held or controlled by such Person and/or one or more Subsidiaries of such Person. Unless the context otherwise clearly requires otherwise, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantors” shall mean Enviroplex, Inc., a California corporation, Mobile Modular Management Corporation, a California corporation, Vesta Housing Solutions Holdings, Inc., a Delaware corporation, and each Person that hereafter becomes a party to the Multiparty Guaranty pursuant to the requirements of Section 9.8; provided that in the event a Person is released from the Multiparty Guaranty pursuant to Section 9.8, such Person shall no longer be a Subsidiary Guarantor.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are

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subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Sweep” means that certain committed credit facility of $12,000,000, evidenced by that certain Amended and Restated Credit Line Note, dated March 30, 2020, made by the Company in favor of MUFG Union Bank, N.A. and the Amended and Restated Facility Letter dated March 30, 2020, between MUFG Union Bank, N.A. and the Company, to facilitate the automatic borrowing and repayment of the Company’s loans in conjunction with its cash management services with MUFG Union Bank, N.A.; provided that the Sweep shall also mean any renewal or replacement of this type of credit extension to facilitate the Company’s cash management services.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Transaction Documents” means this Agreement (including the Multiparty Guaranty), the Series D Notes, the Series E Notes, the Shelf Notes, and any and all other agreements and instruments from time to time executed and delivered by or on behalf of any Credit Party related thereto.

“Transfer” means, with respect to any property, the sale, exchange, conveyance, lease, transfer or other disposition of such property.

“Transferee” means any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA) PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

Schedule A-14

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“Voting Stock” means, with respect to any Person, any shares of stock (or similar equity interests) of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors (or similar body that has management authority of such Person) of such Person (irrespective of whether at the time stock (or similar equity interests) of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Schedule A-15

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SCHEDULE 5.4

Subsidiaries; Affiliates; Directors and Officers; Restrictions on Subsidiaries

(i)
Subsidiaries:

A. Owner	B. Subsidiary name & jurisdiction of organization	C. Percentage of shares of each class of equity interests outstanding owned by Owner

D.

If column C <100%, description of each class of its authorized capital stock and other equity interests and the number of shares or units of each class issued and outstanding, including the ownership thereof

Company	Enviroplex, Inc., a California corporation	100%	n/a
Company	Mobile Modular Management Corporation, a California corporation	100%	n/a
Company	TRS-RenTelco Inc., a British Columbia corporation	100%	n/a
Company	Vesta Housing Solutions Holdings, Inc., a Delaware corporation	100%	n/a
Company	McGrath 180, LLC, a Texas limited liability company	100%	n/a
Company	McGrath RentCorp Asia PTE. LTD., a company organized under the laws of Singapore (“McGrath Asia”)	100%	n/a
Company; McGrath Asia	TRS-RenTelco India Private Limited, a company organized under the laws of India	Company: 0.01% McGrath Asia: 99.99%	595,562 equity shares are issued and fully paid. Of these: • Company owns 34 • McGrath Asia owns 595,528

Schedule 5.4-1

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(ii)
Company’s Affiliates, other than Subsidiaries:

None.

(iii)
Company’s directors and senior officers:

Directors:

1.
Nicolas C. Anderson
2.
Kimberly A. Box
3.
Smita Conjeevaram
4.
William J. Dawson
5.
Elizabeth A. Fetter
6.
Joseph F. Hanna
7.
Bradley M. Shuster
8.
M. Richard Smith
9.
Dennis P. Stradford

Senior Officers:

1.
Joseph F. Hanna: President, Chief Executive Officer
2.
Keith E. Pratt: Executive Vice President, Chief Financial Officer
3.
David M. Whitney: Vice President, Controller and Principal Accounting Officer
4.
Gilda Malek: Vice President, General Counsel and Corporate Secretary
5.
Tara Wescott: Vice President, Human Resources
6.
John P. Skenesky: Vice President and Division Manager, TRS-RenTelco
7.
Philip B. Hawkins: Senior Vice President and Division Manager, Mobile Modular
8.
Kristina Van Trease: Senior Vice President, Strategy and Business Development
9.
John P. Lieffrig: Vice President and Division Manager, Mobile Modular Portable Storage

(iv)
Agreements restricting the ability of any Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary:

Schedule 5.4-2

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Bank Credit Agreement and the Guaranty (as defined in the Bank Credit Agreement)

Schedule 5.4-3

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SCHEDULE 5.15

Existing Indebtedness

1.
Outstanding Indebtedness (other than intercompany indebtedness):

(a)
Bank Credit Agreement
(i)
Obligors: Company, as borrower; each of Enviroplex, Inc., Mobile Modular Management Corporation, and Vesta Housing Solutions Holdings, Inc., as a guarantor
(ii)
Obligees: Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto
(iii)
Principal amount outstanding: $567,500,000.00 (as of April 30, 2023)
(iv)
Collateral therefor: None
(v)
Guarantees thereof: The Guaranty (as defined in the Bank Credit Agreement), by Enviroplex, Inc., Mobile Modular Management Corporation, and Vesta Housing Solutions Holdings, Inc.

(b)
The Guaranty (as defined in the Bank Credit Agreement)
(i)
Obligors: Enviroplex, Inc., Mobile Modular Management Corporation, and Vesta Housing Solutions Holdings, Inc.
(ii)
Obligees: Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party to the Bank Credit Agreement
(iii)
Principal amount outstanding: None
(iv)
Collateral therefor: None
(v)
Guarantees thereof: None

(c)
Sweep
(i)
Obligors: Company, as borrower
(ii)
Obligees: MUFG UNION BANK, N.A.
(iii)
Principal amount outstanding: $ 5,855,854.63 (as of April 30, 2023)
(iv)
Collateral therefor: None
(v)
Guarantees thereof: None

(d)
Series D Notes
(i)
Obligors: Company, as borrower; each of Enviroplex, Inc., Mobile Modular Management Corporation, and Vesta Housing Solutions Holdings, Inc., as a guarantor

Schedule 5.15-1

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(ii)
Obligees: Series B Purchasers
(iii)
Principal amount outstanding: $40,000,000
(iv)
Collateral therefor: None
(v)
Guarantees thereof: The Multiparty Guaranty

(e)
Series E Notes
(i)
Obligors: Company, as borrower; each of Enviroplex, Inc., Mobile Modular Management Corporation, and Vesta Housing Solutions Holdings, Inc., as a guarantor
(ii)
Obligees: Series C Purchasers
(iii)
Principal amount outstanding: $60,000,000
(iv)
Collateral therefor: None
(v)
Guarantees thereof: The Multiparty Guaranty

2.
Restrictions on the amount or incurrence of Indebtedness of the Company or any Subsidiary, included in terms of Indebtedness of the Company or such Subsidiary in an aggregate principal and/or commitment amount of $10,000,000 or more:

(a)
This Agreement

(b)
Bank Credit Agreement and the Guaranty (as defined in the Bank Credit Agreement)

Schedule 5.15-2

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SCHEDULE 10.6

Existing Liens

None.

Schedule 10.6-1

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EXHIBIT A

[FORM OF SHELF NOTE]

McGRATH RENTCORP

SERIES ____ SENIOR NOTE

No. [___] PPN: [__________]

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE:

INTEREST PAYMENT DATES: [Quarterly][Semi-annually] on each [STATE DATES]

FINAL MATURITY DATE:

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

FOR VALUE RECEIVED, the undersigned, McGRATH RENTCORP (herein called the “Company”), a corporation organized under the laws of the State of California, hereby promises to pay to [________________], or registered assigns, the principal sum of [_____________________] DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date as specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on the Final Maturity Date specified above and on each Interest Payment Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) at a rate per annum from time to time equal to the Default Rate (i) on any overdue payment of interest, and (ii) following the occurrence and during the continuance of an Event of Default (as defined in the Agreement referred to below) on the unpaid principal balance, any overdue payment of interest and any overdue payment of any Make-Whole Amount, in the case of each of clause (i) and (ii), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal, Make-Whole Amount, if any, and interest are to be made in lawful money of the United States of America at JPMorgan Chase Bank, New York, New York or at such other place as the holder hereof shall designate to the Company in writing.

This Note is one of a series of senior notes (herein called the “Notes”) issued pursuant to an Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of June 8, 2023 (as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”), between the Company and the other Credit Parties named therein, on the one hand, and the other Persons party thereto, on the other hand, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions of Section 21 of the Agreement, and (ii) made the representations set forth in Section 6 of the Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit A-1

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This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a replacement Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.

The Notes have been unconditionally guaranteed by certain of the Company’s Subsidiaries pursuant to the terms of the Multiparty Guaranty.

If an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount), and with the effect, provided in the Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

McGRATH RENTCORP By: Name: Title:

Exhibit A-2

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EXHIBIT B

[FORM OF REQUEST FOR PURCHASE]

McGRATH RENTCORP

Reference is made to the Second Amended and Restated Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of June 8, 2023, between McGrath RentCorp (the “Company”) and the other Persons named therein as parties thereto. All terms herein that are defined in the Agreement have the respective meanings specified in the Agreement. Pursuant to Section 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

1. Individual specifications of the notes covered hereby (the “Notes”):

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period
[quarterly] [semi-annually]

2. Use of proceeds of the Notes:

3. Proposed day for the closing of the purchase and sale of the Notes:

4. The purchase price of the Notes is to be transferred to:

Name, Address and ABA Routing Number of Bank	Name and Number of Account	Name, Email & Telephone No. of Bank Officer

5. Name, email and telephone number of Authorized Officer of the Company to verify information in No. 5 above.

6. The Company certifies (a) that the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase, and (b) that there exists on the date of this Request for Purchase no Event of Default or Default (both before and after giving effect to the issuance and purchase of the Notes contemplated hereby).

Dated: _______________ _____, ________

McGRATH RENTCORP By:

Exhibit B-1

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Name: Title:

Exhibit B-2

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EXHIBIT C

[FORM OF CONFIRMATION OF ACCEPTANCE]

McGRATH RENTCORP

Reference is made to the Second Amended and Restated Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of June 8, 2023, between McGrath RentCorp (the “Company”) and the other Persons named therein as parties thereto. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

PGIM or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of Sections 2B(5) and 2B(7) of the Agreement.

Pursuant to Section 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I. Accepted Notes: Aggregate principal amount $_____________.

(A) (a) Name of Purchaser:

(b) Principal amount:

(c) Final maturity date:

(d) Principal prepayment dates and amounts:

(e) Interest rate:

(f) Interest payment period: [quarterly] [semi-annually]

(g) Payment and notice instructions: As set forth on attached Purchaser Schedule.

(B) (a) Name of Purchaser:

(b) Principal amount:

(c) Final maturity date:

(d) Principal prepayment dates and amounts:

(e) Interest rate:

(f) Interest payment period: [quarterly] [semi-annually]

(g) Payment and notice instructions: As set forth on attached Purchaser Schedule.

[(C), (D) . . . same information as above.]

II. Closing Day: _______________ _____, _______

Dated: _______________ _____, ________

McGRATH RENTCORP By:

Exhibit C-1

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Name: Title:
PGIM, INC. By: Name: Title: Vice President
[PRUDENTIAL AFFILIATE] By: Name: Title: Vice President

Exhibit C-2

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EXHIBIT E

[FORM OF JOINDER TO MULTIPARTY GUARANTY]

Joinder No. [__], dated as of [________] (this “Joinder”), to the Multiparty Guaranty set forth as Section 20 (as amended or otherwise modified from time to time, the “Multiparty Guaranty”) to that certain Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of June 8, 2023 (as amended or otherwise modified from time to time, the “Note Agreement”), executed by McGRATH RENTCORP (the “Company”), the Subsidiary Guarantors party thereto, and the Purchasers party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

1.
Pursuant to the Multiparty Guaranty, certain obligations owing by the Company to the holders of Notes under the Note Agreement and evidenced by the Notes (together with their respective Transferees, the “Beneficiaries”) are guaranteed by the Subsidiary Guarantors.
2.
The undersigned (the “Additional Subsidiary Guarantor”) is executing this Joinder in accordance with the requirements of Section 20.8 of the Multiparty Guaranty.
3.
The Additional Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Multiparty Guaranty and the other provisions of the Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the Additional Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Agreement applicable to it as a Subsidiary Guarantor thereunder, and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor set forth in Section 5 of the Note Agreement are true and correct on and as of the date hereof. Each reference to a Subsidiary Guarantor in the Multiparty Guaranty and the other provisions of the Agreement shall be deemed to include the Additional Subsidiary Guarantor. The Multiparty Guaranty and the other provisions of the Agreement are hereby incorporated herein by reference.
4.
The Additional Subsidiary Guarantor represents and warrants to the Beneficiaries that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
5.
This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Joinder by facsimile transmission shall be as effective as delivery of a manually-signed original thereof.
6.
Except as expressly modified hereby, the Multiparty Guaranty and the other provisions of the Agreement shall remain in full force and effect.
7.
Any provision of this Joinder that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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8.
All communications and notices hereunder to the Additional Subsidiary Guarantor shall be given to it at the address set forth under its signature below.

In Witness Whereof, the Additional Subsidiary Guarantor has executed this Joinder by its duly authorized officer as of the day and year first above written.

[NAME], a [________] [corporation] By: Name: Title:
Address: c/o McGrath RentCorp 5700 Las Positas Road Livermore, California 94550 Attn: Chief Financial Officer Facsimile: (925) 453-3200

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